Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-133968, 333-152010, 333-171781, 333-188714, 333-192376, 333-193145, 333-203641, 333-208278, 333-216494, 333-237196 and 333-249846), of our reports dated March 25, 2021, with respect to the consolidated financial statements of Perion Network Ltd. and its subsidiaries, which included in this Annual Report on Form 20-F of the Company for the year ended December 31, 2020.

/s/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
March 25, 2021	A member of Ernst & Young Global